Exhibit 3

                        AGREEMENT OF TRANSFER AND RECEIPT

     Millennium Entertainment Partners, L.P. ("MEP") hereby transfers, sells and assigns to Millennium Partners LLC ("MP") 1,052,632 shares (the "Shares") of The Sports Club Company, Inc., in exchange for $5,000,000 cash, payable at the direction of MEP, receipt of which is hereby acknowledged. Each of MEP and MP agree to execute and deliver such other documents, stock powers, authorizations and agreements as may be necessary to complete the registration of the transfer of the Shares to MP.

                                        MILLENNIUM ENTERTAINMENT
                                              PARTNERS, L.P.

                                        By: /S/ BRIAN J. COLLINS
                                            Name: BRIAN J. COLLINS
                                                  Authorized Officer


                                        MILLENNIUM PARTNERS LLC

                                        By: /S/ BRIAN J. COLLINS
                                            Name: BRIAN J. COLLINS
                                           Authorized Officer